EXHIBIT (2)

                          FIRST SUPPLEMENTAL INDENTURE


    FIRST SUPPLEMENTAL INDENTURE, dated as of April 24, 1998 (this "First Supplemental Indenture"), among The St. Paul Companies, Inc., a Minnesota corporation, having its principal office at 385 Washington Street, St. Paul, Minnesota 55102 ("St. Paul"), USF&G Corporation, a Maryland corporation (the "Company"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee (the "Trustee").


                              W I T N E S S E T H:


    WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of January 28, 1994 (the "Indenture"), pursuant to which the Company has issued Zero Coupon Convertible Subordinated Notes due 2009 (the "Securities");

    WHEREAS, on the date hereof, pursuant to an Agreement and Plan of Merger, dated as of January 19, 1998, as amended through February 26, 1998, among the Company, St. Paul and SP Merger Corporation, a Maryland corporation and a wholly owned subsidiary of St. Paul ("Merger Sub"), (i) Merger Sub is being merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of St. Paul (the "Merger") and (ii) each outstanding share of common stock, par value $2.50 per share ("USF&G Common Stock"), of the Company (other than shares of USF&G Common Stock owned by St. Paul or any direct or indirect subsidiary of St. Paul, or shares of USF&G Common Stock owned by the Company or any direct or indirect subsidiary of the Company (in each case not held on behalf of third parties)) is being converted into 0.2821 of a share of common stock, without par value, of St. Paul ("St. Paul Common Stock");

    WHEREAS, the Company has delivered to the Trustee, pursuant to Section 801(3) of the Indenture, an Officers' Certificate and an Opinion of Counsel, each stating that the Merger and this First Supplemental Indenture comply with Section 801 of the Indenture and that all conditions precedent in the Indenture relating to the Merger have been complied with;

    WHEREAS, Section 1209 of the Indenture provides, among other things, that in case of any merger of the Company with another Person, the Company shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding of any series that is convertible into Company Common Stock shall have the right to convert such Security into the kind and amount of shares of stock or other securities or property receivable upon such merger by a Holder of the number of shares of Company Common Stock into which such Security might have been converted immediately prior to such merger, subject to compliance with the other provisions of the Indenture, such Security and such supplemental indenture, shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security;

    WHEREAS, Section 901(10) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders of Securities, to enter into one or more supplemental indentures for the purpose of making provision with respect to the conversion rights of Holders of Securities pursuant to

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    Article Twelve of the Indenture, including providing for the conversion of the Securities into any security (other than common stock of the Company);

    WHEREAS, in connection with the foregoing, the Company is required by
    Section 1204 of the Indenture to prepare and mail to each Holder of Securities a notice setting forth the adjusted conversion price and to prepare and file with the Trustee an Officers' Certificate showing in reasonable detail the facts upon which the adjustment is based and the manner of computing such adjustment;

    WHEREAS, St. Paul desires to assume, jointly and severally, with the Company, the due and punctual payment of the principal of, and premium, if any, and interest on, the Securities when due;

    WHEREAS, Section 901(9) of the Indenture permits the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, without the consent of any Holders of Securities, to enter into one or more supplemental indentures for the purpose of making provisions with respect to matters arising under the Indenture, provided that such action does not adversely affect the interests of the Holders of the Securities in any material respect; and

    WHEREAS, St. Paul and the Company have requested that the Trustee execute and deliver this First Supplemental Indenture pursuant to Section 901 of the Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms have been performed and the execution and delivery of this First Supplemental Indenture have been duly authorized in all respects by each of St. Paul and the Company.

    NOW, THEREFORE, St. Paul, the Company and the Trustee covenant and agree as follows:

                                    ARTICLE I

                           AUTHORIZATION; DEFINITIONS

    Section 101. First Supplemental Indenture. This First Supplemental Indenture is supplemental to, and is entered into in accordance with Sections 801, 901 and 1209 of, the Indenture, and except as modified, amended and supplemented by this First Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

    Section 102. Definitions. Except as expressly provided in Section 201 of this First Supplemental Indenture below and unless the context shall otherwise require, all terms which are defined in Section 101 of the Indenture shall have the same meanings, respectively, in this First Supplemental Indenture as such terms are given in said Section 101 of the Indenture.

                                   ARTICLE II

                           AMENDMENTS TO THE INDENTURE

    Section 201. Amendments to Section 101 of the Indenture. (a) Section 101 of the Indenture is hereby amended by inserting the following definitions:


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         "First Supplemental Indenture" means the First Supplemental
         Indenture, dated as of April , 1998, among the Company, St. Paul and the Trustee, to the Indenture.

         "St. Paul" means The St. Paul Companies, Inc., a Minnesota corporation.

         "Successor Issuer" has the meaning specified in Section 1212 of the Indenture, as amended by the First Supplemental Indenture.

         "Successor Securities" has the meaning specified in Section 1212 of the Indenture, as amended by the First Supplemental Indenture.

         (b) The terms "Board of Directors," "Board Resolution,"
    "Company Request," "Company Order," "Officers' Certificate," "Opinion of Counsel," "Outstanding," "Paying Agent," "Senior Debt," "Subsidiary" and "Vice President" are hereby amended by adding the words "or any Successor Issuer, as applicable" after the words "the Company" in each place they appear in the Indenture.

    Section 202.  Amendments to Section 105 of the Indenture.  (a) The title of
    Section 105 is hereby amended to read as follows: "Notices, Etc., to Trustee, Company and any Successor Issuer."

         (b) Subsection (1) of Section 105 of the Indenture is hereby amended by inserting the phrase ", any Successor Issuer" after the word "Holder" in the first line of such subsection.

         (c) Subsection (2) of Section 105 of the Indenture is hereby amended by inserting the phrase ", any Successor Issuer" after the word "Trustee" in the first line of such subsection and by deleting the period at the end of the last line of such subsection and inserting ", or" in its stead.

         (d) Section 105 of the Indenture is hereby further amended by inserting the following after subsection (2) of Section 105:

                 (3) any Successor Issuer, by the Trustee, the Company or any Holder shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with any Successor Issuer at the address of such Successor Issuer set forth in the supplemental indenture executed by such Successor Issuer pursuant to Section 1209 of this Indenture.

    Section 203.  Amendment to Section 704 of the Indenture.  (a) The title of
    Section 704 of the Indenture is hereby amended to read as follows: "Reports by Company and Any Successor Issuer."

        (b) Section 704 of the Indenture is hereby amended by adding the words "and any Successor Issuer" after the words "The Company" at the beginning of such section.

    Section 204. Amendments to Article Nine. (a) The first paragraph of
    Section 901 of the Indenture is hereby amended by adding the words "any Successor Issuer, when authorized by a Board Resolution," after the words "the Company, when authorized by a Board Resolution,".


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        (b) Section 901 of the Indenture is hereby further amended by adding the words "or any Successor Issuer" after the words "the Company" in each place it occurs in Section 901 of the Indenture other than in the first paragraph of Section 901 of the Indenture.

        (c) Section 901 of the Indenture is hereby further amended by adding the words "or, if the Securities shall be convertible into Successor Securities, Successor Securities" after the words "Common Stock of the Company" in the penultimate line of subsection (10) of Section 901 of the Indenture.

        (d) The first paragraph of Section 902 of the Indenture is hereby amended by adding the words ", any Successor Issuer," after the first reference to "the Company" in the third line of such paragraph.

        (e) The first paragraph of Section 902 of the Indenture is hereby further amended by adding the words "any Successor Issuer, when authorized by a Board Resolution," after "Resolution" in the fourth line of such paragraph.

        (f) Section 907 of the Indenture is hereby amended by adding the words "or any Successor Issuer" after the words "the Company" in each place it occurs in Section 907 of the Indenture.

    Section 205. Amendment to Article Ten. (a) Section 1002 of the Indenture is hereby amended by adding the words "and any Successor Issuer" after the words "the Company" in each place it occurs in Section 1002.

        (b) Section 1003 of the Indenture is hereby amended by: (i) adding the words "or any Successor Issuer" after the words "the Company" in each place such words appear in Section 1003, except that the words "and any
    Successor Issuer" shall be added after the words "the Company" in the sixth line of the fifth paragraph of Section 1003 and (ii) by substituting the words "one or the other" for the word "it" in the second line of the second paragraph of Section 1003.

    Section 206. Amendment to Article Twelve. (a) Article Twelve of the Indenture is hereby amended by adding the following after Section 1211:

    Section 1212.  Additional Conversion Adjustments.

         From and after the time the Holder of any Security then outstanding of any series that is convertible into Common Stock of the Company shall have the right in accordance with Section 1209 of this Indenture to convert such Security into securities (the "Successor Securities") of any Person other than the Company (a "Successor Issuer"), all references in this Article Twelve to the words "the Company" shall for all purposes of this Indenture and such series of Security be deemed to be references to the Successor Issuer and all references in this Article Twelve to the words "Common Stock" or "shares of Common Stock" shall for all purposes of this Indenture and such series of Security be deemed to be references to the Successor Securities; provided, however, that the foregoing shall not apply (i) to the reference to "the Company" in the phrase "Defaulted Interest by the Company" at the end of the second sentence of the first paragraph of Section 1202 of this Indenture, (ii) in any place the words "the Company" appear in the second paragraph of Section 1202 of the Indenture, (iii) to the second reference to the Company in the fourth line of Section 1209 of the Indenture or (iv) in any place the words "the Company" or "the Company's" appear in Section 1211 of the Indenture.


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        (b) The first paragraph of Section 1209 of the Indenture is hereby amended by adding the words "and St. Paul" after the words "in such share exchange, as the case may be" in the sixth line of such section; and

        (c) Section 1211 of the Indenture is hereby amended by adding the words "or St. Paul" and "or St. Paul's" after the words "the Company" and "the Company's," respectively, in each place such words appear in
    Section 1211.

                                   ARTICLE III

                                   CONVERSION

    Section 301. Conversion of Securities. In accordance with the provisions of Section 1209 of the Indenture, following the Merger, a Holder of a Security shall have the right to convert such Security into shares of St. Paul Common Stock at a rate of 8.3217 shares of St. Paul Common Stock per $1,000 principal amount at maturity of the Securities (the "Adjusted Conversion Rate").

    Section 302. Certain Adjustments. In accordance with the provisions of
    Section 1204 of the Indenture, following the Merger, upon the occurrence of an event with respect to St. Paul which would have required an adjustment to the Conversion Price pursuant to Article Twelve of the Indenture if such event had occurred with respect to the Company prior to the Merger, the Adjusted Conversion Rate shall be adjusted in a manner as nearly equivalent as may be practicable to the adjustment to the Conversion Rate which would have been required pursuant to Article Twelve of the Indenture if such event had occurred with respect to the Company prior to the Merger.

                                   ARTICLE IV

                          ASSUMPTION AND SUBORDINATION

    Section 401. Assumption. (a) St. Paul hereby irrevocably and unconditionally assumes, jointly and severally with the Company, responsibility for the due and punctual payment of the principal of, and premium, if any, and interest on, the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities. The parties acknowledge and agree that notwithstanding the foregoing, the Company shall remain fully liable for all of its obligations under the terms of the Securities and the Indenture, and no rights of the Trustee or any Holder of the Securities existing under the Securities or Indenture prior to the execution of the First Supplemental Indenture shall be deemed to be amended, abridged, reduced or otherwise affected by the First Supplemental Indenture, except to the extent permitted by Section 901(10) or required by
    Section 1209 of the Indenture.

         (b) Notwithstanding anything to the contrary in the Indenture as amended by this First Supplemental Indenture, St. Paul does not assume responsibility for or guarantee the performance by the Company of any of the Company's covenants, agreements or obligations of the Company under the Securities or the Indenture. In particular, neither St. Paul nor any Subsidiary of St. Paul (other than the Company and its Principal Insurance Subsidiaries) shall be subject to Section 1005 of the Indenture.

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         (c) Payment by either the Company or St. Paul of the principal of, and premium, if any, and interest on, any Security shall discharge the obligation of both the Company and St. Paul to make such payment.

    Section 402. Subordination. The obligations of St. Paul under Section 401 of this First Supplemental Indenture shall be subordinate and junior in right of payment to the Senior Debt of St. Paul to the same extent and in the same manner that the Securities are subordinate and junior in right of payment to the Senior Debt of the Company pursuant to Article Fifteen of the Indenture.

                                    ARTICLE V

                                  MISCELLANEOUS

    Section 501. Confirmation of Indenture. The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this First Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

    Section 502. Concerning the Trustee. The Trustee accepts the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions set forth therein as so supplemented. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or the due execution hereof by the Company or St. Paul or for or in respect of the recitals contained herein, all of which are made by the Company and St. Paul solely.

    Section 503. Governing Law. This First Supplemental Indenture, the the Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

    Section 504. Separability. In case any one or more of the provisions contained in this First Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture, but this First Supplemental Indenture shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

    Section 505. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

    Section 506. Effectiveness. This First Supplemental Indenture shall become effective upon the effectiveness of the Merger.


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    IN WITNESS WHEREOF, the parties hereto have caused this First
    Supplemental Indenture to be duly executed as of the day and year first above written.


                                            THE ST. PAUL COMPANIES, INC.


                                            By: /s/Bruce A. Backberg
                                            Name: Bruce A. Backberg
                                            Title:   Senior Vice President and
                                                     Chief Legal Counsel

                                            USF&G CORPORATION


                                            By: /s/Dan L. Hale
                                            Name: Dan L. Hale
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                            THE CHASE MANHATTAN BANK, AS TRUSTEE


                                            By: /s/Michael A. Smith
                                            Name: Michael A. Smith
                                            Title:   Vice President


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